EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2013 Second Quarter Financial Results

ELGIN, Ill., July 24, 2013 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the second quarter of fiscal 2013, which ended June 15, 2013.

Second quarter highlights include:

  Revenues increased 2.1%, to $63.6 million, compared to $62.3 million in the second quarter of fiscal 2012. For the first half of fiscal 2013, revenues increased 9.6% to $123.6 million, compared to $112.8 million in the first half of fiscal 2012. This increase was due to organic growth in the Environmental Services segment and the ramp up of the Oil Business segment.

  Our Environmental Services segment includes parts cleaning, containerized waste, and vacuum services. During the second quarter, Environmental Services revenues increased $3.8 million, or 11.8% compared to the second quarter of fiscal 2012, primarily from organic growth. For the first half of fiscal 2013, Environmental Services revenues increased $8.1 million, or 12.9% compared to the same period in fiscal 2012.

  Same-branch revenues for our Environmental Services segment increased 9.6% for the quarter, measured for the 70 branches that were in operation throughout both the second quarters of fiscal 2013 and 2012. Excluding the branches in this group that gave up customers to new branch openings, the remaining 67 branches experienced an increase of 10.5% from the second quarter of fiscal 2012 to the second quarter of fiscal 2013. On a year-to-date basis, same branch sales increased 10.7%, for the 70 branches that were in operation during both years. Excluding the branches in this group that gave up customers to new branch openings, the remaining 67 branches experienced an increase of 11.4% for the first half of fiscal 2013.

  Average revenues per working day in the second quarter of fiscal 2013 in our Environmental Services segment were approximately $600,000, compared to $545,000 in the second quarter of fiscal 2012 and compared to $580,000 in the first quarter of fiscal 2013. Average revenues per working day in this segment were $590,000 for the first half of fiscal 2013.

  Our Oil Business segment includes used oil collection and re-refining activities. During the second quarter of fiscal 2013, Oil Business revenues decreased $2.5 million, to $27.7 million from $30.2 million in the second quarter of fiscal 2012, as a result of lower base oil pricing. For the first half of fiscal 2013, Oil Business revenues increased $2.7 million, or 5.4%, from the first half of fiscal 2012 from increased activity at the used oil re-refinery in the first half of fiscal 2013.

  Net income for the second quarter was $1.0 million compared to $1.2 million for the year earlier quarter. Net income for the first half of 2013 was $0.6 million compared to $1.5 million for the first half of 2012. Earnings per share was $0.06 in the second quarter of fiscal 2013 compared to $0.07 in the second quarter of fiscal 2012. Earnings per share for the first half of fiscal 2013 was $0.03, compared to basic earnings per share of $0.10 in the first half of fiscal 2012.

The Company's Founder, President, and Chief Executive Officer, Joe Chalhoub, commented, "We continued to improve the performance of our Environmental Services segment during the second quarter. We continued growing our revenue in this segment at a double digit rate during the quarter and we are especially pleased that we continued improving our segment margin during the quarter as well."

Chalhoub added: "We also improved our profitability in the Oil Business segment during the quarter compared to the first quarter of 2013. We were able to grow our used oil collection volume compared to the first quarter and we improved the efficiency of our transportation network. During the second quarter we achieved record base oil production at 93% of our re-refinery's current name plate capacity."

Mark DeVita, Chief Financial Officer, stated, "The Environmental Services segment delivered revenue growth of over 11% during the second quarter and a margin before corporate SG&A of 27.8% compared to 22.5% in the second quarter of 2012. This represents our third straight quarter of improved margin in this segment."

DeVita added: "In the Oil Business segment the average price for the type of base oil we sell increased moderately from the first quarter to the second quarter. The minor increase in base oil selling price along with improved efficiency in our oil collection and transportation network helped us reduce our negative margin in this segment during the second quarter compared to the first quarter, but it was not enough to allow us to break-even before corporate SG&A expense. Our results continue to be negatively impacted by the prevailing market prices which have affected this segment beginning in the third quarter of 2012."

DeVita also added: "Our balance sheet remains strong as of the end of the second quarter of fiscal 2013, as we ended the quarter with $41.0 million in cash and cash equivalents and only $21.5 million in total debt."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiary.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties, and other important factors include, among others: volatility in the price of base oil; increased solvent, fuel, and energy costs and volatility in the price of crude oil; increased market supply or decreased demand for base oil; the used oil re-refinery does not perform as anticipated; the used oil re-refinery may not generate the operating results that we anticipate; changes in environmental laws that affect our business model; our ability to comply with the extensive environmental, health, and safety and employment laws and regulations that our Company is subject to; competition; economic conditions including conditions like those experienced in the recent recession and financial crisis and downturns in the business cycles of automotive repair shops, industrial manufacturing business, and small businesses in general; dependency on suppliers; our dependency on key employees; we do not realize the anticipated benefits from our acquisitions; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on February 27, 2013 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and vehicle service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 74 branches serving over 91,000 customer locations.

Conference Call

The Company will host a conference call on Thursday July 25, 2013 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	June 15, 2013	December 29, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$ 40,984	$ 47,766
Accounts receivable - net	27,254	23,338
Inventory - net	29,444	27,231
Deferred income taxes	759	759
Income tax receivables - current	—	648
Other current assets	3,417	2,821
Total Current Assets	101,858	102,563
Property, plant and equipment - net	74,464	72,246
Equipment at customers - net	18,653	17,946
Software and intangible assets - net	6,970	4,555
Goodwill	2,610	1,801
Total Assets	$ 204,555	$ 199,111

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 17,355	$ 16,509
Accrued salaries, wages, and benefits	3,542	2,544
Taxes payable	1,531	1,066
Current maturities of long-term debt and term loan	2,071	1,803
Other accrued expenses	2,556	2,512
Total Current Liabilities	27,055	24,434
Term loan, less current maturities	18,625	18,250
Long-term debt, less current maturities	844	828
Contingent consideration, less current portion	289	451
Deferred income taxes	6,134	5,757
Total Liabilities	$ 52,947	$ 49,720

STOCKHOLDERS' EQUITY:
Common stock - 22,000,000 shares authorized at $0.01 par value, 18,152,691 and 18,068,852 shares issued and outstanding at June 15, 2013 and December 29, 2012, respectively	$ 182	$ 181
Additional paid-in capital	142,357	141,612
Retained earnings	8,189	7,598
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	150,728	149,391
Noncontrolling Interest	880	—
Total Equity	151,608	149,391
Total Liabilities and Stockholders' Equity	$ 204,555	$ 199,111

Heritage-Crystal Clean, Inc.
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Second Quarter Ended,		First Half Ended,
	June 15, 2013	June 16, 2012	June 15, 2013	June 16, 2012

Revenues
Product revenues	$ 28,906	$ 31,941	$ 55,464	$ 53,157
Service revenues	34,644	30,330	68,093	59,623
Total revenues	$ 63,550	$ 62,271	$ 123,557	$ 112,780

Operating expenses
Operating costs	$ 52,201	$ 51,908	$ 104,487	$ 94,245
Selling, general, and administrative expenses	7,049	6,237	13,640	11,994
Depreciation and amortization	2,163	1,911	4,022	3,683
Other expense (income) - net	101	(2)	93	(2)
Operating income	2,036	2,217	1,315	2,860
Interest expense – net	107	146	213	333
Income before income taxes	1,929	2,071	1,102	2,527
Provision for income taxes	872	853	465	1,039
Net income	1,057	1,218	637	1,488
Income attributable to noncontrolling interest	26	—	46	—
Net income attributable to Heritage-Crystal Clean, Inc. common stockholders	$ 1,031	$ 1,218	$ 591	$ 1,488

Net income per share: basic	$ 0.06	$ 0.07	$ 0.03	$ 0.10
Net income per share: diluted	$ 0.06	$ 0.07	$ 0.03	$ 0.09

Number of weighted average shares outstanding: basic	18,138	16,689	18,125	15,588
Number of weighted average shares outstanding: diluted	18,456	17,140	18,449	16,050

Heritage-Crystal Clean, Inc.
Segment Information
(Unaudited)

Second Quarter Ended,
June 15, 2013

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$ 2,853	$ 26,053	$ —	$ 28,906
Service revenues	32,980	1,664		34,644
Total revenues	$ 35,833	$ 27,717	$ —	$ 63,550
Operating expenses
Operating costs	24,792	27,409	—	52,201
Operating depreciation and amortization	1,079	824	—	1,903
Profit (loss) before corporate selling, general, and administrative expenses	$ 9,962	$ (516)	$ —	$ 9,446
Selling, general, and administrative expenses			7,049	7,049
Depreciation and amortization from SG&A			260	260
Total selling, general, and administrative expenses			7,309	7,309
Other expense - net			101	101
Operating income				2,036
Interest expense – net			107	107
Income before taxes				$ 1,929

Second Quarter Ended,
June 16, 2012

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$ 2,832	$ 29,109	$ —	$ 31,941
Service revenues	29,215	1,115		30,330
Total revenues	$ 32,047	$ 30,224	$ —	$ 62,271
Operating expenses
Operating costs	23,769	28,139	—	51,908
Operating depreciation and amortization	1,079	688	—	1,767
Profit before corporate selling, general, and administrative expenses	$ 7,199	$ 1,397	$ —	$ 8,596
Selling, general, and administrative expenses			6,237	6,237
Depreciation and amortization from SG&A			144	144
Total selling, general, and administrative expenses			6,381	6,381
Other income - net			(2)	(2)
Operating income				2,217
Interest expense – net			146	146
Income before income taxes				$ 2,071

First Half Ended,
June 15, 2013

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$ 5,523	$ 49,941	$ —	$ 55,464
Service revenues	65,101	2,992		68,093
Total revenues	$ 70,624	$ 52,933	$ —	$ 123,557
Operating expenses
Operating costs	50,340	54,147	—	104,487
Operating depreciation and amortization	2,160	1,438	—	3,598
Profit (loss) before corporate selling, general, and administrative expenses	$ 18,124	$ (2,652)	$ —	$ 15,472
Selling, general, and administrative expenses			13,640	13,640
Depreciation and amortization from SG&A			424	424
Total selling, general, and administrative expenses			14,064	14,064
Other expense - net			93	93
Operating income				1,315
Interest expense – net			213	213
Income before taxes				$ 1,102

First Half Ended,
June 16, 2012

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$ 5,175	$ 47,982	$ —	$ 53,157
Service revenues	57,385	2,238		59,623
Total revenues	$ 62,560	$ 50,220	$ —	$ 112,780
Operating expenses
Operating costs	48,068	46,177	—	94,245
Operating depreciation and amortization	2,111	1,291	—	3,402
Profit before corporate selling, general, and administrative expenses	$ 12,381	$ 2,752	$ —	$ 15,133
Selling, general, and administrative expenses			11,994	11,994
Depreciation and amortization from SG&A			281	281
Total selling, general, and administrative expenses			12,275	12,275
Other income - net			(2)	(2)
Operating income				2,860
Interest expense – net			333	333
Income before income taxes				$ 2,527

Total assets by segment as of June 15, 2013 and December 29, 2012 were as follows (in thousands):

	June 15, 2013	December 29, 2012
Total Assets:
Environmental Services	$ 64,019	$ 57,092
Oil Business	93,017	87,222
Unallocated Corporate Assets	47,519	54,797
Total	$ 204,555	$ 199,111

Segment assets for the Environmental Services and Oil Business segments consist of property, plant, and equipment, intangible assets, and inventories allocated to each segment. Assets for the Corporate unallocated amounts consist of property, plant, and equipment used at the Corporate headquarters, as well as cash and net deferred tax assets.

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
(Unaudited)

	Second Quarter Ended, (Dollars in Thousands)		First Half Ended, (Dollars in Thousands)

	June 15, 2013	June 16, 2012	June 15, 2013	June 16, 2012

Net income	$ 1,057	$ 1,218	$ 637	$ 1,488

Interest expense - net	107	146	213	333

Provision for income taxes	872	853	465	1,039

Depreciation and amortization	2,163	1,911	4,022	3,683

EBITDA(*)	$ 4,199	$ 4,128	$ 5,337	$ 6,543

* EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670